As filed with the Securities and
Exchange Commission on November 14, 2000.
		Registration No.333-52103


     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549
               ______________
               Post-Effective
               Amendment No. 2
                     to
                  Form S-8
           REGISTRATION STATEMENT
                    UNDER
         THE SECURITIES ACT OF 1933
               ______________

        AMERICAN GENERAL CORPORATION
  (Exact Name of Registrant as Specified in
                its Charter)

Texas                		74-0483432
(State of Incorporation)	(I.R.S. Employer
					Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)	(Zip Code)
          ________________________

        AMERICAN GENERAL CORPORATION
         DEFERRED COMPENSATION PLAN
          (Full Title of the Plan)

             Mark S. Berg, Esq.
Executive Vice President and General Counsel
  2929 Allen Parkway, Houston, Texas 77019
               (713) 522-1111
    (Name, Address, and Telephone Number
            of Agent for Service)

       Calculation of Registration Fee

                     Proposed Proposed
Title of             Maximum	Maximum    Amount
Securities   Amount  Offering Aggregate  of
to be        to be   Price	Offering   Regis-
Registered(1)Regist- Per      Price(2)   tration
             ered(2) Share 		     Fee

Deferred
Compensation
Obligations

Common
Stock, par
value $.50
per share
(the "Common
Stock")

     Total    $25,000  100%   $25,000  $6,600
              ,000           ,000

(1)	The Deferred Compensation Obligations
     	of the Registrant to pay deferred
     	compensation in the future in
     	accordance with the terms of the
     	American General Corporation Deferred
   	Compensation Plan for a select group of
      eligible employees.
(2)  	The amount to be registered is
	estimated solely for purposes of calculating the registration fee and includes such indeterminate number of shares of the Registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the American General
   	Corporation Deferred Compensation Plan.


                   PART I


  INFORMATION REQUIRED IN THE SECTION 10(a)
                 PROSPECTUS

     The documents containing the
information specified in this Part I will be sent or given to employees of the Registrant who are eligible to participate in the American General Corporation Deferred
Compensation Plan (as amended, the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended
("Securities Act").


                   PART II

  INFORMATION REQUIRED IN THE REGISTRATION
                  STATEMENT

Item   3.  Incorporation  of  Documents   by
Reference.

  This registration statement incorporates herein by reference the following documents, which have been filed (File No. 1-7981) with the Securities and Exchange Commission (the
"Commission") by American General
Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):


1.   	The Registrant's Annual Report on Form
  	10-K for the fiscal year ended December 31, 1999.

2.   	The Registrant's Quarterly Reports on
  	Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000.

3.   	The Registrant's Proxy Statement
  	relating to the Registrant's 2000 annual meeting of shareholders.

4.   	The Registrant's Current Reports on
  	Form 8-K dated June 21, June 22, August 8, and October 30, 2000.

5.   	The description of the Registrant's
  	Common Stock contained in the Registration
  	Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on Form 8 dated December 22, 1983.

6.	All documents subsequently filed by the
  	Registrant pursuant to Sections 13(a),
  	13(c), 14 and 15(d) of the Exchange Act
	and prior to the filing of a post-
	effective amendment that indicates all
	securities offered have been sold or that deregisters all securities then remaining unsold.

  Any statement incorporated by reference
herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

  The Deferred Compensation Obligations
registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan, which is filed as Exhibit 4.4 and Exhibit 4.5 to this Registration Statement. Such Exhibits set forth a description of the Obligations and is incorporated herein by reference in its entirety in response to this Item 4., pursuant to Rule 411(b)(3) under the Securities Act.

  The Registrant is authorized to issue 800 million shares of Common Stock. Each share has a par value of $0.50 for accounting purposes. Excluding shares held in treasury and by a subsidiary, as of October 31, 2000, a total of 251,444,968 shares of Common
Stock were issued and outstanding. Common
Stock is listed on the New York, Pacific, London and Swiss stock exchanges.

  Holders of Common Stock are entitled to
receive dividends when, as, and if declared by the Registrant's board of directors out of any funds legally available for dividend payments, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock, to receive pro rata the net assets of the Registrant.

  Holders of Common Stock are entitled to
one vote for each share held and are vested with all of the voting power, except as the Registrant's board of directors may provide with respect to any series of preferred stock. The holders of Common Stock do not have cumulative voting rights.

  Holders of Common Stock do not have any
preemptive rights to acquire any shares or other securities of any class that may be issued, sold or offered for sale by the Registrant. In addition, the holders of Common Stock have no conversion rights.
Common Stock is not subject to redemption by either the Registrant or a shareholder.

Item 5.	Interests of Named Experts and
Counsel.

  The validity of the securities issuable
pursuant to the Plan has been passed upon by Kevin T. Abikoff, Deputy General Counsel and
Corporate Responsibility Officer of the
Registrant. Each of Mr. Abikoff and the
other in-house counsel participating in such legal matters on behalf of the Registrant owns shares of Common Stock as a result of participation in Registrant benefit plans or otherwise, and has options to purchase additional shares of such Common Stock. Mr.
Abikoff participates in the Plan as of the filing date of this registration statement.

Item 6.     Indemnification of Directors and
Officers.

  Article 2.02-1 of the Texas Business
Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

   Article VI of the Registrant's bylaws
sets forth certain rights of the officers and directors to indemnification. The
Registrant's bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4.3.

  The Registrant's articles of
incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director. Reference is made to the Registrant's articles of incorporation filed as Exhibits 4.1 and 4.2 hereto.

  The Registrant has placed in effect
insurance coverage which purports (a) to insure it against certain costs of indemnification that may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and its subsidiaries, subject to certain exceptions, against certain liabilities incurred by them in the discharge of their functions as officers and directors.

  See Item 9. Undertakings below for a
description of the position of the
Securities and Exchange Commission with
respect to such indemnification provisions.

Item 7.     Exemption from Registration
Claimed.

  Not applicable.

Item 8.     Exhibits.

  The following documents are filed as a
part of this registration statement or
incorporated by reference herein:

Exhibit
Number		Description

 4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to
     Registration Statement No. 33-33115
     filed by the Registrant).

4.2  Articles of Amendment to the Restated
     Articles of Incorporation of the
     Registrant(incorporated by reference
     to Exhibit 4 to Registrant's Quarterly
     Report on Form 10-Q for the quarter
     ended March 31, 1998).

 4.3 Amended and Restated Bylaws of the
     Registrant (incorporated by reference
     to Exhibit 3 to Registrant's Quarterly
     Report on Form 10-Q for the quarter
     ended September 30, 2000).

**4.4	American General Corporation Deferred
     	Compensation Plan.

4.5 	First Amendment to American General
     	Corporation Deferred Compensation Plan
     	(incorporated by reference to Exhibit
     	10.11 to Registrant's Annual Report on
     	Form 10-K for the fiscal year ended
     	December 31, 1999).

*5   	Opinion of Counsel.

*23.1 Consent of Counsel (contained in Exhibit 5).

*23.2	Consent of Ernst &
     	Young L.L.P., Independent Auditors.

**24 	Powers of Attorney.


*    Filed Herewith
**   Previously Filed


Item 9.     Undertakings

  The undersigned Registrant hereby
undertakes:

     (1)   To file, during any period in
  which offers or sales are being made, a
  post-effective amendment to this
  registration statement:

       (i) To include any prospectus
     required by section 10(a)(3) of the
     Securities Act;

       (ii) To reflect in the prospectus any
     facts or events arising after the
     effective date of the registration
     statement (or the most recent post-
     effective amendment thereof) which,
     individually or in the aggregate,
     represent a fundamental change in the
     information set forth in the
     registration statement;

	  (iii) To include any material
     information with respect to the plan
     of distribution not previously
     disclosed in the registration
     statement or any material change to
     such information in the registration
     statement;

provided, however, that the
undertakingsset forth in paragraphs (i)
and (ii) above do not apply if the
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that
are incorporated by reference in the
registration statement.

     (2)   That, for the purpose of
  determining any liability under the
  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   To remove from registration by
  means of a post-effective amendment any
  of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for
liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the bylaws and other provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



SIGNATURES

  Pursuant to the requirements of the
Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, as of November 13,
2000.


		AMERICAN GENERAL CORPORATION


               By:  /S/ MARK S. BERG
               Name:    Mark S. Berg
               Title:   Executive Vice
				President and
                    	General Counsel


     Pursuant to the requirement of the
Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature           Title             Date





	*	 	Chairman, Chief	November 13, 2000
(Robert M. Devlin)Executive Officer
                	and
                 	Director (Principal
              	Executive
               	Officer)




/S/ NICHOLAS R. RASMUSSEN     Executive	November 13, 2000
(Nicholas R. Rasmussen)       Vice
					President and
	                  	Chief
                         	Financial
                    		Officer (Principal
                    		Financial and
                    		Accounting
                    		Officer)




	*			Director  	November 13, 2000
(J. Evans Attwell)




	*		   	Director	November 13, 2000
(Brady F. Carruth)





	*		      Director	November 13, 2000
(W. Lipscomb Davis, Jr.)



	*		      Director	November 13, 2000
(J. Edward Easler II)



	*		      Director	November 13, 2000
(Larry D. Horner)



	*        		Director	November 13, 2000
(Richard J.V. Johnson)



_____________________ 	Director	November __, 2000
(Morris J. Kramer)



	*         		Director	November 13, 2000
(Michael E. Murphy)




____________________    Director	November __, 2000
(Michael J. Poulos)




	*		  	Director	November 13, 2000
(Robert E. Smittcamp)



	*		    	Director	November 13, 2000
(Anne M. Tatlock)



*By: /S/ MARK S. BERG
     Mark S. Berg
     Attorney-in-Fact


              INDEX TO EXHIBITS

Exhibit
Number              Description


4.1	Restated Articles of Incorporation of
     	the Registrant (incorporated by
     	reference to Exhibit 4.1 to
     	Registration Statement No. 33-33115
     	filed by the Registrant).

4.2  Articles of Amendment
     to the Restated Articles of
     Incorporation of the Registrant
     (incorporated by reference to Exhibit
     4 to Registrant's Quarterly Report on
     Form 10-Q for the quarter ended March
     31, 1998).

4.3  Amended and Restated Bylaws of the
     Registrant (incorporated by reference
     to Exhibit 3 to Registrant's Quarterly
     Report on Form 10-Q for the quarter
     ended September 30, 2000).

**4.4 American General Corporation Deferred
	Compensation Plan.

 4.5 First Amendment to American General
     Corporation Deferred Compensation Plan
     (incorporated by reference to Exhibit
     10.11 to Registrant's Annual Report on
     Form 10-K for the fiscal year ended
     December 31, 1999).

*5   Opinion of Counsel.

*23.1	Consent of
     	Counsel (contained in Exhibit 5).

*23.2	Consent of Ernst &
     	Young L.L.P., Independent Auditors.

**24  Powers of Attorney.

*    Filed Herewith
**   Previously Filed